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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Stock Incentive Plan of IKONICS Corporation of our report dated January 21, 2005 with respect to the financial statements of IKONICS Corporation for the two years ended December 31, 2004 included in its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission.

/s/ McGladrey & Pullen, LLP

Duluth, Minnesota
October 24, 2005